Exhibit 10.4

BB&T SECURITY AGREEMENT

BB&T Account No. XXXXXX

This Security Agreement (“Security Agreement”) is made September 28, 2017, between Applied Optoelectronics, Inc., a Delaware corporation (“Debtor”), and Branch Banking and Trust Company, a North Carolina banking corporation (“Secured Party”).

This Security Agreement is entered into in connection with (check applicable items):

[X] (i)	a Loan Agreement (“Loan Agreement”) dated on or before the date of this Security Agreement under which the Secured Party has agreed to make a loan(s) and/or establish a line(s) of credit (the “Loan”);

[X] (ii)	a Promissory Note dated September 28, 2017 (including all extensions, renewals, modifications and substitutions thereof, the “Note”), of the Debtor (the “Borrower”), in the principal amount of $50,000,000;

[_] (iii)	a guaranty agreement or agreements (whether one or more, the “Guaranty”) executed by the guarantors named therein (whether one or more, the “Guarantors”) dated on or about the same date as this Security Agreement;

[_] (iv)	a control agreement covering the Debtor’s or Borrower’s Deposit Account(s), Investment Property, Letter-of-Credit Rights, or Electronic Chattel Paper dated on or about the same date as this Security Agreement executed by the Debtor and the Borrower;

[_] (v)	the sale by Debtor and purchase by Secured Party of Accounts, Chattel Paper, Payment Intangibles and/or Promissory Notes; and/or

[_] (vi)	all obligations of Debtor under a BB&T Bankcard Agreement to repay indebtedness incurred under Business Visa Credit Cards issued to authorized officers and employees of Debtor.

Secured Party and Debtor agree as follows:

I.       DEFINITIONS.

1.1 Collateral. Unless specific items of personal property are described below, the Collateral shall consist of all now owned and hereafter acquired and wherever located personal property of Debtor identified below, each capitalized term as defined in Article 9 of the Texas Uniform Commercial Code (“UCC”)(check applicable items):

[X] (i)	Accounts, including all contract rights and health-care-insurance receivables.

[_] (i-a)	The Account(s), contract right(s) and/or Health-Care-Insurance Receivables specifically described as follows: N/A.

[X] (ii)	Inventory, including all returned inventory.

[_] (ii-a)	The Inventory specifically described as follows: N/A.

[_] (iii)	Equipment, including all Accessions thereto, and all manufacturers’ warranties, parts and tools therefore.

[_] (iii-a)	The Equipment, including all Accessions thereto, all manufacturer’s warranties therefore, and all parts and tools therefore, specifically described as follows: N/A.

[_] (iv)	Investment Property, including the following certificated securities and/or securities account(s) specifically described as follows: N/A.

[X] (v)	Instruments, including all promissory notes and certificated certificates of deposit specifically described as follows: N/A.

[X] (vi)	Deposit Accounts, including Deposit Accounts with Secured Party.

[_] (vi-a)	The Deposit Accounts with other financial institutions specifically described as follows (list financial institution and account number(s)): N/A.

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[X] (vii)	Chattel Paper (whether tangible or electronic).

[_](vii-a)	The Chattel Paper specifically described as follows: N/A.

[_] (viii)	Goods, including all Fixtures and timber to be cut, located or situated on the real property specifically described as follows (list legal description as shown on deed including county and state): N/A.

[_] (ix)	Farm Products, including all crops grown, growing or to be grown, livestock (born and unborn), supplies used or produced in a farming operation, and products of crops and livestock.

[_] (ix-a)	The Farm Products specifically described as follows: N/A.

[X] (x)	As-Extracted Collateral, including As-Extracted Collateral from the following location(s) (list legal description including county and state): N/A.

[X] (xi)	Letter-of-Credit Rights, including the Letter-of-Credit Rights under the following letter(s) of credit (list issuer, number and amount): N/A.

[X] (xii)	Documents, including all warehouse receipts and bills of lading specifically described as follows: N/A.

[X] (xiii)	Commercial Tort Claim(s), including the Commercial Tort Claims more specifically described as follows: N/A.

[X] (xiv)	Money, including currency and/or rare coins delivered to and in possession of the Secured Party specifically described as follows: N/A.

[X] (xv)	Software, including the Software specifically described as follows: N/A.

[_] (xvi)	Manufactured Home(s):

Model	Year	Serial Number 1	Doublewide Serial Number 2
1. N/A
2. N/A

[_] (xvii)	Vehicles, including recreational vehicles and watercraft described below:

New/Used	Year/Make	Model/Body Type	VIN Number/Serial Number
1. N/A
2. N/A
3. N/A
4. N/A
5. N/A

[X] (xviii)	General intangibles, including all Payment Intangibles, copyrights, trademarks, patents, tradenames, tax refunds, company records (paper and electronic), rights under equipment leases, warranties, software licenses, and the following, if any: N/A.

[X] (xix)	Supporting Obligations that support payment or performance of other Collateral.

[X] (xx)	to the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.

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1.2	Obligations. This Security Agreement secures the following (collectively, the “Obligations”):

(i)	Debtor’s or Borrower’s obligations under the Note, the Loan Agreement, and this Security Agreement, any Business Credit Card Agreement or Purchase Card Agreement;

(ii)	in addition to the Note, this Security Agreement secures all other obligations, debts and liabilities, plus interest thereon, of Debtor or Borrower to Secured Party, or any one or more of them, as well as all claims by Secured Party against Borrower, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Debtor or Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise;

(iii)	all of Debtor’s or Borrower’s present and future indebtedness to Secured Party howsoever evidenced, including without limitation all promissory notes, whether now existing or hereafter arising, executed by Debtor or Borrower, reimbursement of drafts or drawings paid by Secured Party on any Commercial or Standby Letter of Credit issued on the account of the Debtor or Borrower; all indebtedness and obligations of Debtor or Borrower to Secured Party (or an affiliate of Secured Party) under any interest rate swap transactions, interest rate cap and/or floor transactions, interest rate collar transactions, swap agreements (as defined in 11 U.S.C. § 101) or other similar transactions or agreements, including without limitation any ISDA Master Agreement executed by Debtor or Borrower and all Schedules and Confirmations entered into in connection therewith, (hereinafter collectively referred to as a “Hedge Agreement”); and all amounts advanced to Debtor or Borrower by Secured Party in connection with the issuance of Business Credit Cards to the officers and designated employees of the Debtor or Borrower;

(iv)	all future advances made by Secured Party to Debtor or Borrower regardless of whether the advances are made pursuant to a commitment or for the same purposes;

(v)	the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral, and (b) any other expenditures that Secured Party may make under the provisions of this Security Agreement or for the benefit of Debtor or Borrower;

(vi)	all amounts owed under any modifications, renewals, extensions or substitutions of any of the foregoing obligations;

(vii)	all Default Costs, as defined in Paragraph VIII of this Security Agreement; and

(viii)	any of the foregoing that may arise after the filing of a petition by or against Debtor or Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

1.3	UCC. Any term used in the UCC and not otherwise defined in this Security Agreement has the meaning given to the term in the UCC as adopted in the applicable jurisdiction governing this Security Agreement.

II.       GRANT OF SECURITY INTEREST.

Debtor grants a security interest in the Collateral to Secured Party to secure the payment and performance of the Obligations and agrees that Secured Party shall have the rights stated in this Security Agreement with respect to the Collateral, in addition to all other rights which Secured Party may have by law.

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III.       PERFECTION OF SECURITY INTERESTS.

3.1	Filing of Security Interests.

(i)	Debtor authorizes Secured Party to file on the Debtor’s behalf any financing statement (the “Financing Statement”) describing the Collateral in any location deemed necessary and appropriate by Secured Party.

(ii)	Debtor authorizes Secured Party to file a Financing Statement describing any agricultural liens or other statutory liens held by Secured Party.

(iii)	Secured Party shall receive prior to the closing an official report from the Secretary of State of each Place of Business and the Debtor State, each as defined below in Section 5.4 (collectively, the “Filing Reports”) indicating that Secured Party’s security interest is prior to all other security interests or other interests reflected in the report.

3.2	Possession.

(i)	Until a default, and except as otherwise provided in this Security Agreement or where Secured Party chooses to perfect its security interest through possession, Debtor shall have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the related loan documents.

(ii)	Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(iii)	In connection with any deposit account(s) maintained with Secured Party identified in Section 1.1 above in which the Secured Party has been granted a security interest and which constitutes part of the Collateral, Secured Party shall be deemed to be in possession of such account(s) and, in its sole discretion and during the existence of an Event of Default by Debtor, may at any time during the existence of such Event of Default place a hold upon or freeze any or all funds on deposit in such account(s) and such funds may not be withdrawn without the prior written consent of Secured Party. For the avoidance of doubt, the foregoing shall not impair Secured Party’s ability to debit the Collateral Reserve Account (as defined in Schedule DD to the Loan Agreement) in accordance with the Loan Agreement or any other Loan Documents (as defined in the Loan Agreement) or take any action (including holds and freezes with respect to funds) that Secured Party would otherwise be permitted to take in its capacity as a depository bank.

3.3	Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of (check appropriate items):

[_]	Deposit Accounts (for deposit accounts at other financial institutions);

[_]	Investment Property (for securities accounts, mutual funds and other uncertificated securities);

[_]	Letter-of-credit rights; and/or

[_]	Electronic chattel paper.

3.4	Marking of Chattel Paper. If Chattel Paper is part of the Collateral, Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

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IV.       POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.

4.1	Inspection. The parties to this Security Agreement may inspect any Collateral in the other party’s possession, at any time upon reasonable notice.

4.2	Personal Property. Except for items specifically identified by Debtor and Secured Party as Fixtures, the Collateral shall remain personal property at all times, and Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

4.3	Secured Party’s Collection Rights. During the existence of an Event of Default, Secured Party shall have the right at any time to enforce Debtor’s rights against any account debtors and obligors. Until otherwise notified by Secured Party, Debtor may collect any of the Collateral consisting of accounts; provided however, at any time an Event of Default exists, Secured Party may exercise its rights to collect the accounts and to notify the account debtors to make payments directly to Secured Party for application to the Obligations; provided further, that whether or not an Event of Default exists, Secured Party may verify the validity, amount or any other matter relating to the accounts by mail, telephone or otherwise.

4.4	Limitations on Obligations Concerning Maintenance of Collateral.

(i)	Risk of Loss. Debtor has the risk of loss of the Collateral.

(ii)	No Collection Obligation. Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

4.5	No Disposition of Collateral. Secured Party does not authorize, and Debtor agrees not to:

(i)	make any transfers, dispositions, sales or leases of any of the Collateral other than in the ordinary course of business;

(ii)	license any of the Collateral; or

(iii)	encumber or permit any kind of encumbrance, or to pledge or grant any other security interest in any of the Collateral.

4.6	Purchase Money Security Interests. To the extent Debtor uses the Loan to purchase Collateral, Debtor’s repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Loan used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

4.7	Insurance. Debtor shall obtain and keep in force such insurance on the Collateral as is normal and customary in the Debtor’s business or as the Secured Party may require, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such insurance companies as the Secured Party may reasonably approve. All policies of insurance will contain the long-form Lender’s Loss Payable clause in favor of the Secured Party, and the Debtor shall deliver the policies or complete copies thereof to the Secured Party. Such policies shall be noncancellable except upon thirty (30) days’ prior written notice to the Secured Party. The proceeds of all such insurance, if any loss should occur, may be applied by the Secured Party to the payment of the Obligations or to the replacement of any of the Collateral damaged or destroyed, as the Secured Party may elect or direct in its sole discretion. At Secured Party’s request, Debtor shall furnish to Secured Party reports on each existing policy of insurance showing such information as Secured Party may reasonably request. Each insurance policy also shall include an endorsement providing that coverage in favor of Secured Party will not be impaired in any way by any act, omission or default of Debtor or any other person. In connection with all policies covering asserts in which Secured Party holds or is offered a security interest, Debtor will provide Secured Party with such loss payable or other endorsements as Secured Party may reasonably require. If Debtor at any time fails to obtain or maintain any insurance as required under this Security Agreement, Secured Party may (but shall not be obligated to) obtain such insurance as Secured Party deems appropriate, including if Secured Party so chooses “single interest insurance,” which will cover only Secured Party’s interest in the Collateral.

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Application of Insurance Proceeds. Debtor shall promptly notify Secured Party of any loss or damage to the Collateral, whether or not such casualty or loss is covered by insurance. Secured Party may make proof of loss if Debtor fails to do so within thirty (30) days of the casualty. In the event that Debtor should receive any such insurance proceeds, Debtor agrees to immediately turn over and to pay such proceeds directly to Secured Party. All proceeds of any insurance on the Collateral, including accrued proceeds thereto, shall be held by Secured Party as part of the Collateral. If Secured Party consents to repair or replacement of the damaged or destroyed Collateral, Secured Party shall, upon satisfactory proof of expenditure or satisfactory estimate, pay or reimburse Debtor from the proceeds for the reasonable cost of repair or restoration. If Secured Party does not consent to repair or replacement of the Collateral, Secured Party shall retain a sufficient amount of the proceeds to pay all of the Obligations, and shall pay the balance to Debtor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Debtor has not committed to the repair or restoration of the Collateral shall be used to prepay the Obligations.

4.8	POWER OF ATTORNEY. THE DEBTOR HEREBY APPOINTS (WHICH APPOINTMENT CONSTITUTES A POWER COUPLED WITH AN INTEREST AND IS IRREVOCABLE AS LONG AS ANY OF THE OBLIGATIONS REMAIN OUTSTANDING) SECURED PARTY AS ITS LAWFUL ATTORNEY-IN-FACT WITH FULL AUTHORITY TO MAKE, ADJUST, SETTLE CLAIMS UNDER AND/OR CANCEL SUCH INSURANCE AND TO ENDORSE THE DEBTOR’S NAME ON ANY INSTRUMENTS OR DRAFTS ISSUED BY OR UPON ANY INSURANCE COMPANIES.

4.9	Taxes, Assessment and Liens. Debtor shall pay when due all taxes, assessments and liens upon the Collateral, its use or operation.

4.10	Repairs and Maintenance. Debtor shall keep and maintain and shall cause others to keep and maintain the Collateral in good order, repair and merchantable condition. Debtor shall not, nor shall Debtor permit others to abandon, commit waste, or destroy the Collateral or any part or parts thereof.

4.11	Compliance with Governmental Requirements. Debtor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, including without limitation all environmental laws, ordinances, rules and regulations, now or hereafter in effect, applicable to the ownership, production, disposition or use of the Collateral.

4.12	Secured Party’s Expenditures. If any action or proceeding is commenced that would materially affect Secured Party’s interest in the Collateral or if Debtor fails to comply with any provision of this Security Agreement or any related loan document, Secured Party on Debtor’s behalf may (but shall not be obligated to) take any action that Secured Party deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining, and preserving the Collateral. All such expenditures incurred or paid by Secured Party for such purposes shall bear interest at the rate charged under the Note, or the maximum rate permitted by law, whichever is less, from the date incurred or paid by Secured Party to the date of repayment by the Debtor. All such amounts are payable upon demand and this Security Agreement and the security interest granted hereunder shall secure payment of these amounts.

V.       DEBTOR’S REPRESENTATIONS AND WARRANTIES.

Debtor represents and warrants to Secured Party:

5.1	Title to and transfer of Collateral. It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

5.2	Location of Collateral. All collateral consisting of goods (inventory, unborn young of animals, manufactured homes; and other tangible, movable personal property) shall be held at the Debtor’s Place of Business (defined below) or at such other locations as are acceptable to Secured Party. Except in the ordinary course of Debtor’s business, Debtor shall not remove the Collateral from its existing location without Secured Party’s prior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Debtor shall not take or permit any action which would require application for certificates of title for the vehicles outside of the state in which they are currently titled without Secured Party’s prior written consent.

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5.3	Organization. If an entity, Debtor is duly organized, validly existing, and in good standing under by virtue of the laws of the state of organization and is duly authorized to transact business in all other states in which Debtor is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Debtor is doing business.

5.4	Authorization. Debtor’s execution, delivery and performance of this Security Agreement and all related loan documents have been duly authorized by all necessary action, do not require the consent or approval of any other person, regulatory authority, or governmental body and do not conflict with or result in a default under any agreement or instrument under which Debtor is bound.

Location, State of Incorporation and Name of Debtor. Debtor’s:

(i)	chief executive office (if Debtor has more than one place of business), place of business (if Debtor has one place of business), or principal residence (if Debtor is an individual), is located in the following State and address (the “Place of Business”): 13139 Jess Pirtle Blvd, Sugar Land, TX 77478.

(ii)	state of incorporation or organization is Delaware (the “Debtor State”).

(iii)	exact legal name is as set forth in the first paragraph of this Security Agreement.

5.5	Business or Agricultural Purpose. None of the Obligations is a Consumer Transaction, as defined in the UCC and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

5.6	Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the UCC, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be or in fact obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. Any account included as Collateral is a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor.

5.7	Consideration. Debtor represents to Secured Party that the granting of the loan or other financial accommodations from Secured Party to Borrower will benefit, directly or indirectly, Debtor. Debtor acknowledges that Secured Party is relying upon this representation in extending the loan or other financial accommodations to Borrower.

5.8	Future Encumbrances. Debtor shall not, without the prior written consent of Secured Party, grant any lien or security interest that may affect the Collateral, or any part thereof, nor shall Debtor permit or consent to any lien or security interest attaching to or being filed against any of the Collateral in favor of anyone other than Secured Party. Debtor shall further promptly pay when due all statements and charges of mechanics, materialmen, laborers and others incurred in connection with the alteration, improvement, repair and maintenance of the Collateral, or otherwise furnish appropriate security or bond, so that no future lien or security interest may ever attach to or be filed against any Collateral. In the event that the Collateral or any part thereof is and/or may be located in and/or on leased premises, Debtor shall promptly pay the full amount of such rental or lease payments whenever the same shall be due so that no lessor’s lien or privilege may ever attach to or affect any of the Collateral with possible preference and priority over the lien of this Security Agreement. In the event that any of the Collateral is purchased or otherwise acquired by Debtor on a credit or deferred payment sales basis, Debtor shall promptly pay the full amount of the purchase or acquisition price of such Collateral so that no vendor’s lien or privilege, or purchase money security interest, may ever attach to or be asserted against any of the Collateral with possible preference and priority over the lien of this Security Agreement. Debtor additionally agrees to make good faith efforts to obtain, upon request by Secured Party, and in form and substance as may then be satisfactory to Secured Party, appropriate waivers and/or subordinations of any lessor’s liens or privileges, vendor’s liens or privileges, purchase money security interest, and any other liens that may affect the Collateral at any time.

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As long as this Security Agreement remains in effect, Debtor will not permit any levy, attachment or restraint to be made affecting any of the Collateral, or permit any notice of lien to be filed with respect to the Collateral or any part thereof, or permit any receiver, trustee, custodian or assignee for the benefit of creditors to be appointed to take possession of any of the Collateral. Notwithstanding the foregoing, Debtor may, at its sole expense, contest in good faith by appropriate proceedings the validity or amount of any levy, attachment, restraint or lien filed against or affecting the Collateral, or any part thereof, provided that (1) Debtor notifies Secured Party in advance of Debtor’s intent to contest such a levy, attachment, restraint or lien, and (2) Debtor provides additional security to Secured Party, in form and amount reasonably satisfactory to Secured Party.

VI.       DEBTOR’S COVENANTS.

Until the Obligations are paid in full, Debtor agrees that it will:

6.1	preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

6.2	not change the Debtor State of its registered organization;

6.3	not change its registered name without providing Secured Party with 30 days’ prior written notice; and

6.4	not change the state of its Place of Business or, if Debtor is an individual, change his/her state of residence without providing Secured Party with 30 days’ prior written notice.

VII.       EVENTS OF DEFAULT.

The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

7.1	Any default or Event of Default by Borrower or Debtor under any Note, Loan Agreement, Hedge Agreement, Business Credit Card Agreement or any of the other related loan documents;

7.2	Debtor’s failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Security Agreement, the Note, the Loan Agreement, or in any other document relating to the Obligations;

7.3	Transfer or disposition of any of the Collateral other than in the ordinary course of business, except as expressly permitted by this Security Agreement;

7.4	Attachment, execution or levy on any of the Collateral;

7.5	The dissolution or termination of Borrower’s or Debtor’s existence as a going business, if applicable, the insolvency of Borrower or Debtor, the appointment of a receiver for any part of Borrower’s or Debtor’s property, an assignment for the benefit of creditors of Borrower or Debtor, or Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law, which are not discharged within sixty (60) days;

7.6	Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance may have any significant effect on the Collateral;

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7.7	Secured Party shall receive at any time following the closing a UCC filing report indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the report; or

7.8	Borrower or Debtor defaults under any loan, extension of credit, security agreement, purchase or sales agreement or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or Debtor’s property or ability to perform their respective obligations under this Security Agreement or any of the loan documents.

VIII.       DEFAULT COSTS.

8.1	Should an Event of Default occur, Debtor will pay to Secured Party all costs incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:

(i)	costs of foreclosure;

(ii)	costs of obtaining money damages; and

(iii)	a reasonable fee for the service of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including without limitation consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

IX.       REMEDIES UPON DEFAULT.

9.1	General. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available to a secured party under the provisions of the UCC) or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

9.2	Concurrent Remedies. Upon any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or concurrently:

(i)	Declare the Obligations, including any prepayment penalty (if any) which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower or Debtor.

(ii)	File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law or at equity, including levy of attachment and garnishment.

(iii)	Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtor will assemble and make the Collateral available to Secured Party as it directs. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

(iv)	Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

(v)	Seek appointment of a receiver to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by law.

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(vi)	Collect the payments, rents, income, and revenues from the Collateral.

(vii)	If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Borrower for any deficiency remaining on the Obligations after application of amounts received from the exercise of the rights provided in this Security Agreement.

9.3	Indemnification of Secured Party. Debtor agrees to indemnify, to defend and to save and hold Secured Party harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Secured Party’s attorneys’ fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Secured Party, its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Security Agreement and the exercise of the rights and remedies granted Secured Party under this, as well as by: (1) the ownership, use, operation, construction, renovation, demolition, preservation, management, repair, condition, or maintenance of any part of the Collateral; (2) the exercise of any of Debtor’s rights collaterally assigned and pledged to Secured Party hereunder; and/or (3) any failure of Debtor to perform any of its obligations hereunder. The foregoing indemnity provisions shall survive the cancellation of this Security Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Secured Party elects to exercise any of the remedies as provided under this Security Agreement following default hereunder. Debtor’s indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Collateral and/or Debtor’s business activities. Should any claim, action or proceeding be made or brought against Secured Party by reason of any event as to which Debtor’s indemnification obligations apply, then, upon Secured Party’s demand, Debtor at its sole cost and expense, shall defend such claim, action or proceeding in Debtor’s name, if necessary, by the attorneys for Debtor’s insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as selected by Debtor and approved by Secured Party. Secured Party shall also engage its own attorneys at its reasonable discretion to defend Debtor and to assist in its defense and Debtor agrees to pay the fees and disbursements of such attorneys.

X.       FORECLOSURE PROCEDURES.

10.1	No Waiver. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

10.2	Notices. Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

10.3	Condition of Collateral. Secured Party has no obligation to repair, clean-up or otherwise prepare the Collateral for sale.

10.4	No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

10.5	Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.6	Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

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10.7	Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale as and when received, less expenses.

10.8	Purchases by Secured Party. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations.

10.9	No Marshalling. Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of:

(i)	the Note;

(ii)	any of the other Obligations; or

(iii)	any other obligation owed to Secured Party, Borrower or any other person.

XI.       MISCELLANEOUS.

11.1	Assignment.

(i)	Binds Assignees. This Security Agreement shall bind and shall inure to the benefit of the successors and assigns of Secured Party, and shall bind all successors and permitted assigns of Debtor.

(ii)	No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement.

(iii)	Secured Party Assignments. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made in writing and delivered to Debtor, Debtor shall render performance under this Security Agreement to the assignee.

11.2	Severability. Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.

11.3	Notices. Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) deposited in any United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient, (b) received by telecopy, (c) received through the Internet/email, (d) when personally delivered, or (e) sent by a recognized overnight courier.

11.4	Headings. Section headings used in this Security Agreement are for convenience only. They are not a part of this Security Agreement and shall not be used in construing it.

11.5	Governing Law. This Security Agreement is being executed and delivered and is intended to be performed in the State of Texas and shall be construed and enforced in accordance with the laws of the State of Texas except to the extent that the UCC provides for the application of the law of the Debtor State.

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11.6	Rules of Construction.

(i)	No reference to “proceeds” in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor except in the ordinary course of business.

(ii)	“Includes” and “including” are not limiting.

(iii)	“Or” is not exclusive.

(iv)	“All” includes “any” and “any” includes “all.”

11.7	Integration and Modifications.

(i)	This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter.

(ii)	Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.

11.8	Waiver. Any party to this Security Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

11.9	Further Assurances. Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein or to effectuate the rights granted to Secured Party herein.

11.10	Choice of Venue. Any legal action with respect to the Obligations may be brought in the state courts of the State of Texas, in Harris County, or in the appropriate United States District Court situated in the State of Texas, and Debtor hereby accepts and unconditionally submits to the jurisdiction of such courts. Debtor hereby waives any objection to the laying of venue based on the grounds of forum non conveniens with respect thereto.

11.11	WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, DEBTOR AND SECURED PARTY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED BY THE BORROWER OR DEBTOR IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE DEBTOR OR BORROWER AND SECURED PARTY, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. DEBTOR AND SECURED PARTY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND SECURED PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. DEBTOR AND SECURED PARTY EACH ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

11.12	Survival of Representations and Warranties. All representations, warranties, and agreements made by Debtor in this Security Agreement shall survive the execution and delivery of this Security Agreement shall be continuing in nature, and shall remain in full force and effect until such time as the Obligations shall be paid in full.

11.13	Time is of the Essence. Time is of the essence in the performance of this Security Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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SIGNATURE PAGE FOR SECURITY AGREEMENT

The parties have signed this Security Agreement to be effective as of the day and year first above written.

APPLIED OPTOELECTRONICS, INC.
WITNESS:		Name of Corporation

/s/ Jerry K. Hu	By:	/s/ Stefan Murry
Print Name:Jerry K. Hu	Name:	Stefan Murry
	Title:	Chief Financial Officer

/s/ Jerry K. Hu	By:	/s/ David Kuo
Print Name: Jerry K. Hu	Name:	David Kuo
	Title:	Vice President, General Counsel and Secretary

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